Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

International Paper Company

of

Up to 41,666,667 Shares of its Common Stock

at a Purchase Price not Greater Than $36.00 nor Less Than $32.50 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 13, 2006, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 16, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by International Paper Company, a New York corporation (the “Company”), to purchase for cash up to 41,666,667 shares of its common stock, par value $1.00 per share (the “Shares”), at a purchase price not greater than $36.00 nor less than $32.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. On the terms and subject to the conditions of the Offer, the Company is offering to purchase up to 41,666,667 Shares at a purchase price not greater than $36.00 nor less than $32.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. After the Expiration Date (as defined in the Offer to Purchase), the Company will examine the prices chosen by shareholders for all Shares properly tendered and not properly withdrawn. The Company then will select the lowest price (in increments of $0.25) per Share (the “Purchase Price”) within the price range specified above that will allow it to purchase 41,666,667 Shares or, if a lesser number of Shares are properly tendered, all Shares that are properly tendered and not properly withdrawn. All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares the Company seeks are properly tendered and not properly withdrawn. The Company will return any Shares tendered at prices in excess of the Purchase Price and Shares it does not purchase because of “odd lot” priority, proration or conditional tenders promptly following the Expiration Date. See Sections 1 and 3 of the Offer to Purchase.

Subject to certain limitations and legal requirements, the Company reserves the right to purchase in the Offer up to an additional 2% of its outstanding Shares (or approximately 9,863,191 Shares) without extending the Offer. See Section 1 of the Offer to Purchase.

If more than 41,666,667 Shares (or such greater number of Shares as the Company may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase Shares: (i) first, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares at or below the Purchase Price, and do not properly withdraw them before the Expiration Date; (ii) second, from all other shareholders who properly tender Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Shares (except for shareholders who tendered Shares conditionally for which the condition was not satisfied); and (iii) only if necessary to permit it to purchase 41,666,667 Shares (or such greater number of Shares as it may elect to purchase, subject to applicable law), from holders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date. See Sections 1 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described in the paragraph above, the Company may not purchase all of the Shares that a shareholder tenders even if he or she tenders them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Shares at a price not greater than $36.00 nor less than $32.50 per Share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

4. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on September 13, 2006, unless the Company extends the Offer.

5. The 41,666,667 Shares that the Company is offering to purchase pursuant to the Offer represent approximately 8.4% of its Shares outstanding on August 15, 2006.

6. Tendering shareholders whose Shares are registered in their own names and who tender directly to Mellon Investor Services, the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by us in the Offer. You should consult us whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

7. If you wish to tender Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for tendered Shares.

8. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price before the Expiration Date, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.

9. If you wish to tender Shares subject to the condition that a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on September 13, 2006, unless the Company extends the Offer.

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, none of the Company, its Board of Directors, the Dealer Managers, the Information Agent or the Depositary make any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the price or prices at which you may choose to tender your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which your Shares should be tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase.

All of the Company’s directors and executive officers have advised the Company that they do not intend to tender Shares pursuant to the Offer. See Section 11 of the Offer to Purchase.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by International Paper Company

of

Up to 41,666,667 Shares of its Common Stock

at a Purchase Price not Greater Than $36.00 nor Less Than $32.50 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 16, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer by International Paper Company, a New York corporation (the “Company”), to purchase for cash up to 41,666,667 shares of its common stock, par value $1.00 per share (the “Shares”), at a purchase price not greater than $36.00 nor less than $32.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:              Shares*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK ONLY ONE BOX):

(1) PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Offer,” the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares will be purchased if the price checked below is higher than the Purchase Price. A SHAREHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $32.50	☐ $33.25	☐ $34.00	☐ $34.75	☐ $35.50
☐ $32.75	☐ $33.50	☐ $34.25	☐ $35.00	☐ $35.75
☐ $33.00	☐ $33.75	☐ $34.50	☐ $35.25	☐ $36.00

OR

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

☐ By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Price (in Dollars) per Share at Which Shares Are Being Tendered,” the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares in the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $32.50 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $32.50 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 6 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and page 1 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

☐ at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

☐ at the price per Share indicated above in the section captioned “Price (in Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and page 1 to the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐ The minimum number of Shares that must be purchased from me, if any are purchased from me, is:             Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐ The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated:                                              , 2006